           Saul Centers, Inc
Schedule of Current Portfolio Properties
             March 31, 1999

                                                     Leasable           Year
                                                       Area           Developed       Land
                                                     (Square         or Acquired      Area       Percentage Leased
      Property                Location                 Feet)         (Renovated)     (Acres)     Mar-99     Mar-98
---------------------------------------------------------------------------------------------------------------------
Shopping Centers

     Ashburn Village         Ashburn, VA              108,204               1994       12.7        100%       98%

     Beacon Center       (a) Alexandria, VA           355,659    1972 (1993/1998)      32.3        100%       97%

     Belvedere               Baltimore, MD             54,941               1972        4.8         94%      100%

     Boulevard               Fairfax, VA               56,578               1994        5.0         92%      100%

     Clarendon               Arlington, VA              6,940               1973        0.5        100%      100%

     Clarendon Station       Arlington, VA              4,868               1996        0.1        100%       55%

     Flagship Center         Rockville, MD             21,500         1972, 1989        0.5        100%      100%

     French Market           Oklahoma City, OK        213,668      1974 (1984/98)      13.8         76%       63%

     Germantown              Germantown, MD            26,241               1992        2.7         97%      100%

     Giant                   Baltimore, MD             70,040         1972 (1990)       5.0        100%      100%

     The Glen                Lake Ridge, VA           112,639               1994       14.7         97%      100%

     Great Eastern           District Heights, MD     255,448         1972 (1995)      23.9         96%       89%

     Hampshire Langley       Langley Park, MD         134,425         1972 (1979)       9.9        100%       99%

     Leesburg Pike           Baileys Crossroads, VA    97,888      1966 (1982/95)       9.4        100%       96%

     Lexington Mall          Lexington, KY            315,747               1974       30.0         91%       86%

     Lumberton               Lumberton, NJ            189,898      1975 (1992/96)      23.3         91%       88%

     Olney                   Olney, MD                 53,765         1975 (1990)       3.7         94%       91%

     Park Road Center        Washington, DC           106,650         1973 (1993)       1.7        100%      100%

     Ravenwood               Baltimore, MD             87,750               1972        8.0        100%      100%

     Seven Corners           Falls Church, VA         567,994       1973 (1994-7)      31.6        100%       93%

     Shops at Fairfax    (a) Fairfax, VA               60,703    1975 (1993/1998)       6.7        100%       65%

     Southdale               Glen Burnie, MD          479,749         1972 (1986)      39.6         99%      100%

      Property                           Anchor/Significant Tenants
--------------------------------------------------------------------------------------------
Shopping Centers

     Ashburn Village          Giant Food, Blockbuster

     Beacon Center            Lowe's, Giant Food, Office Depot, Outback Steakhouse, Marshalls,
                              Just For Feet, Hollywood Video, Hancock Fabrics
     Belvedere                Food King

     Boulevard                Danker Furniture, Petco, Party City

     Clarendon

     Clarendon Station

     Flagship Center

     French Market            Bed Bath & Beyond, Lakeshore Learning Center, Fleming Food, Furr's
                              Cafeteria, BridesMart
     Germantown

     Giant                    Giant Food

     The Glen                 Safeway Marketplace, CVS Pharmacy

     Great Eastern            Giant Food, Pep Boys, Big Lots, Run N' Shoot

     Hampshire Langley        Safeway, McCrory

     Leesburg Pike            Zany Brainy, CVS Pharmacy, Hollywood Video

     Lexington Mall           Dillard's, Dawahares of Lexington, Fashion Shops, Rite Aid

     Lumberton                SuperFresh, Rite Aid, Blockbuster, Mandee

     Olney                    Rite Aid

     Park Road Center

     Ravenwood                Giant Food

     Seven Corners            Home Depot, Shoppers Club, Best Buy, Michaels,  Barnes & Noble,
                              Ross Dress For Less, G Street Fabrics
     Shops at Fairfax         SuperFresh

     Southdale                Giant Food, Hechinger, Circuit City,  Kids R Us, Michaels, Marshalls,
                              PetSmart, Value City Furniture

           Saul Centers, Inc
Schedule of Current Portfolio Properties
             March 31, 1999

                                                     Leasable           Year
                                                       Area           Developed       Land
                                                     (Square         or Acquired      Area       Percentage Leased
      Property                Location                 Feet)         (Renovated)     (Acres)     Mar-99     Mar-98
---------------------------------------------------------------------------------------------------------------------
Shopping Centers (continued)

     Southside Plaza         Richmond, VA             352,964               1972       32.8         91%        89%

     South Dekalb Plaza      Atlanta, GA              167,591               1976       14.6         76%        88%

     Thruway                 Winston-Salem, NC        345,194         1972 (1997)      30.5         94%        89%

     Village Center          Centreville, VA          142,881               1990       17.2         91%        87%

     West Park               Oklahoma City, OK         77,810               1975       11.2         46%        66%

     White Oak               Silver Spring, MD        480,156         1972 (1993)      28.5        100%       100%
                                                    ---------                         -----       ----       ----
                          Total Shopping Centers    4,947,891                         414.5         94%        92%
                                                    ---------                         -----       ----       ----

Office Properties


     Avenel I-III            Gaithersburg, MD         285,218         1981/85/89       28.2         99%        92%

     Avenel IV               Gaithersburg, MD          46,227               1998        3.2        100%         --

     Avenel V                Gaithersburg, MD          27,535 (b)           1999        2.0         45%         --

     601 Pennsylvania Ave    Washington, DC           225,153         1973 (1986)       1.0         97%       100%

     Van Ness Square         Washington, DC           157,697         1973 (1990)       1.2         96%        89%
                                                    ---------                         -----       ----       ----

                          Total Office Properties     741,830                          35.6         96%        94%
                                                    ---------                         -----       ----       ----
Industrial Property

                                                    ---------                         -----       ----       ----
     Crosstown           (c) Tulsa, OK                197,135               1975       21.5          2%         7%
                                                    ---------                         -----       ----       ----
Development Property

                                                    ---------                         -----       ----       ----
     North Washington    (d) Alexandria, VA                                 1973        2.0                   100%
                                                    ---------                         -----       ----       ----

                          Total Portfolio           5,886,856  SF                      471.6        92%        89%
                                                    =========                         ======      ====       ====

      Property                           Anchor/Significant Tenants
--------------------------------------------------------------------------------------------
Shopping Centers (continued)

     Southside Plaza          CVS Pharmacy, Community Pride Supermarket, Maxway

     South Dekalb Plaza       Bolton Furniture, MacFrugals, Pep Boys, The Emory Clinic

     Thruway                  Stein Mart, Harris Teeter, Fresh Market, Eckerd Drugs, Houlihan's,
                              Borders Books, Zany Brainy, Blockbuster, Bocock-Stroud
     Village Center           Giant Food

     West Park                Homeland Stores, Family Dollar

     White Oak                Giant Food, Sears, Rite Aid, Blockbuster



Office Properties


     Avenel I-III             Quanta Systems, General Services Administration, GeneLogic

     Avenel IV                Boston Biomedica, MicroAge

     Avenel V

     601 Pennsylvania Ave     General Services Administration, Capital Grille

     Van Ness Square          United Mine Workers Pension Trust, Office Depot, Pier 1


(a) Property is being redeveloped. Leasable area and percentage leased includes space leased and under development.

(b) An additional 27,000 square feet of space at Avenel was under construction as of March 31, 1999.

(c)   Shopping center conversion - currently in approval and pre-development.

(d) Construction of a 230,000 square foot Class A mixed-use office/retail project is due to be completed the summer of 2000.